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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

CORPORATE REALTY INCOME FUND I, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15796	13-3311993

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 Fifth Avenue, New York, New York		10017

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0701

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 1.01.          Entry into a Material Definitive Agreement.

          Registrant entered into a Purchase and Sale Agreement dated as of April 28, 2006 (the “Alamo Towers Sale Agreement”) with Adler Realty Investments, Inc. (“Purchaser”) to sell, transfer, grant and assign the land, building and other improvements, leases, rents, security deposits, and other rights and property known as the Alamo Towers situated in San Antonio, Texas.

          Registrant owns fee title to the Alamo Towers and its 13 acres of underlying land, free and clear of any liens and encumbrances.  The Alamo Towers is an office building consisting of two stand-alone 8-story towers that were built in 1975 and 1981 and contain approximately 183,400 net rentable square feet of office space and a 10,500 square foot basement.

          As of March 1, 2006, the office space in the property was approximately 79.1% leased to 39 tenants at an average current base rent (without reduction for any free rent periods) of approximately $16.18 per square foot.  Following is a schedule of expiration of such leases.

Expiration Year	Approximate Square Feet	% of Total	Avg. Current Rent/Sq.Ft.

2006	46,082	25.1%	$16.54
2007	8,501	4.6%	$17.39
2008	28,769	15.7%	$15.34
2009	44,783	24.4%	$15.98
2010	10,992	6.0%	$17.56
2014	5,213	2.8%	$15.25

          The sale price to be paid by Purchaser for the Alamo Towers is $15,575,000 (the “Purchase Price”).  The Purchase Price, plus or minus any closing adjustments, is payable in immediately available U.S. funds at the closing of the purchase and sale (the “Closing”).  Purchaser is required to pay into escrow the sum of $100,000 (the “Initial Downpayment”), which will be held in an interest bearing account, as an earnest money deposit towards the Purchase Price.  Closing of the purchase and sale of the Alamo Towers will be in escrow through Chicago Title Insurance Company (“Escrow Holder”) and the balance of the Purchase Price will be released to Registrant upon recording of the deed or issuance of a title policy by the title company.

          Closing adjustments include utilities bills (any deposits remain Registrant’s), collected rents and other payments from tenants (any security deposits held by Registrant will be credited to Purchaser), real estate taxes, escrow and closing fees to Escrow Holder (which will be paid one-half by each of Registrant and Purchaser), and recording fees.

          Upon execution of the Alamo Towers Sale Agreement, Purchaser was required to order a title commitment and a copy of all recorded documents referred to in the title commitment as exceptions to title; Purchaser has already received a survey of the building from Registrant.  Any exceptions to title will be permitted unless Purchaser renders any objections in writing to Registrant on or before expiration of the Due Diligence Period.  If, within three (3) Business Days from the date of any such objections, Registrant fails to elect to remove or satisfy any such objections or, with Purchaser’s approval, cause the title company to issue a title endorsement or “insure over” any such objection, or if Registrant delivers a notice to Purchaser that such objections may not be cured, then Purchaser may either terminate the Alamo Towers Sale Agreement or proceed to Closing and take title subject to any such objections.  Registrant has until Closing to remove or cause the title company to insure over any such disapproved item, at Registrant’s expense.

          The sale of the Alamo Towers is subject to Purchaser’s due diligence investigation. Purchaser has until May 30, 2006 (“Due Diligence Period”) to inspect the property and the due diligence documents, and to perform such other due diligence with respect to the Alamo Towers as Purchaser reasonably deems necessary.  Purchaser may notify Registrant and Escrow Holder, in writing, on or before the final day of the Due Diligence Period, of its election to proceed or not to proceed with the purchase of the Alamo Towers.  If Purchaser fails to notify Registrant and Escrow Holder of its decision within the Due Diligence Period, or if Purchaser notifies Registrant and Escrow Holder of its decision not to proceed, the Alamo Towers Sale Agreement will be terminated.  If Purchaser notifies Registrant and Escrow Holder, on or before the final day of the Due Diligence Period, of its decision to proceed with the purchase of the Alamo Towers, the Alamo Towers Sale Agreement will not be terminated, the Initial Downpayment will become non-refundable, and Registrant and Purchaser will proceed to Closing.  The Closing of the purchase and sale of the Alamo Towers will occur within 30 days after termination of the Due Diligence Period, subject to extension by not more than 10 days by Registrant or Purchaser.  Purchaser may also extend the Closing for up to an additional 20 days upon payment of an additional $25,000 non-refundable credit against the Purchase Price.

          Upon the Closing, Purchaser will release Registrant from and waive all claims and liability which Purchaser may have against Registrant for any structural, physical and environmental condition of the Alamo Towers including, without limitation, the presence, discovery, or removal of any hazardous materials in, at, about, or under the Alamo Towers.

          Registrant will pay sales commissions to third parties aggregating $311,500, plus reimbursement of up to $20,000 of the broker’s out-of-pocket expenses, in connection with the sale of the Alamo Towers to Purchaser.  Registrant must also pay escrow fees, transfer taxes, title insurance premium, and other customary closing costs estimated to aggregate $65,000 in connection with a sale of the Alamo Towers.  Registrant acquired the Alamo Towers in March 1997 for a purchase price of approximately $12,002,000, inclusive of capitalized closing and related costs.  At December 31, 2005, the Alamo Towers had a book value estimated at approximately $15,348,000, net of accumulated depreciation.

          Registrant intends to use the net proceeds from the sale of the Alamo Towers to fund capital improvements, tenant improvements, and leasing commissions at its New York property and to augment working capital and reduce accounts payable and accrued expenses.

          There is no assurance that Purchaser will approve the due diligence investigation or consummate a purchase of the Alamo Towers or the final terms of any such transaction.

	Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10. Purchase and Sale Agreement dated as of April 28, 2006 between Registrant and Adler Realty Investments, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE REALTY INCOME FUND I, L.P.

By:	1345 Realty Corporation, Corporate General Partner

By:	/s/ Robert F. Gossett, Jr.

Name:	Robert F. Gossett, Jr.
Title:	President

Dated:  May 4, 2006

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